EXHIBIT 10.1

DEBT CONVERSION AGREEMENT

DEBT CONVERSION AGREEMENT, dated as of May 27, 2015 (the “Agreement”), between NIGHTCULTURE, INC., a corporation organized and existing under the laws of the State of Nevada (“Company”), MICHAEL LONG, an individual (“Long”), and SURAIN ADYANTHAYA, an individual (“Adyanthaya” and, together with Long, the “Creditors”);

W I T N E S S E T H:

WHEREAS, the Creditors are the principal shareholders and directors of the Company;

WHEREAS, the Creditors have, from time to time, provided financing to the Company in the form of cash advances and deferral of salaries and, as of May 27, 2015, the Company owed (i) $159,000.00 of back salary (the “Long Accrued Salary”) and $24,559.80 of loans (the “Long Loans”), or an aggregate of $183,559.80, to Long (collectively, the “Long Debt”) and (ii) $280,000.00 of back salary (the “Adyanthaya Accrued Salary”) and $22,500.00 of loans (the “Adyanthaya Loans”), or an aggregate of $302,500.00 to Adyanthaya (collectively, the “Adyanthaya Debt”);

WHEREAS, the Company desires to reduce its debt load in order to improve its balance sheet and to enhance its ability to secure additional financing; and

WHEREAS, the Creditors are willing to convert some or all of the respective amounts owed by the Company into equity in the Company, at a conversion price equal to $0.011174 per share (the “Conversion Price”), being the volume weighted average price of the Company’s common stock over the thirty trading days ending on May 26, 2015; and on the terms set forth herein, and the Company is willing and able to issue shares of common stock to the Creditors on the terms described herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

SECTION 1. Purchase and Sale of Shares. Simultaneous with execution of this Agreement, the Company shall sell, issue, and deliver (a) 16,427,403 shares of its common stock, $0.001 par value (the “Long Shares”), to Long or his assigns, free and clear of all encumbrances, in exchange for conversion and release of the full amount of the Long Debt; and (b) 17,613,656 shares of its common stock, $0.001 par value (the “Adyanthaya Shares” and, together with the Long Shares, the “Shares”), to Adyanthaya or his assigns, free and clear of all encumbrances, in exchange for conversion and release of (i) the full amount of the Adyanthaya Loan and (ii) $174,315.00 of the Adyanthaya Accrued Salary (together with the conversion and release of the Long Debt, the “Debt Conversion”).

SECTION 2. Deliveries. In order to effect the transactions contemplated hereby, simultaneous with the execution of this Agreement: (a) the Company shall deliver, or cause to be delivered, to the Creditors irrevocable instructions to the Company’s transfer agent to issue and deliver to the Creditors certificates evidencing ownership of the Long Shares and the Adyanthaya Shares, respectively; and (b) each of the Creditors shall deliver to the Company a release (the “Release”), in the form attached hereto as Exhibit A, evidencing the Debt Conversion. All certificates representing the Shares shall contain the following legend:

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"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED UNLESS SO REGISTERED OR UNLESS A VALID EXEMPTION FROM SUCH REGISTRATION EXISTS."

SECTION 3. Representations and Warranties of the Company. As an inducement to the Creditors to enter into this Agreement, the Company hereby represents and warrants to the Creditors as provided below:

(a) Organization and Authority. The Company and each subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all necessary power and authority: (i) to own and operate its properties and assets and to carry on its business as now conducted and presently proposed to be conducted; (ii) to issue and sell the Shares; and (iii) to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Company and each subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, appropriate, or desirable, except for those jurisdictions in which failure to be so licensed or qualified would not have a material adverse effect.

(b) Authorization, Execution and Delivery. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby will have been duly authorized and approved by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Creditors) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) Capital Stock. Upon consummation of the transactions contemplated hereby and registration of the Shares in the names of the Creditors in the stock records of the Company, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances.

(d) No Conflict. The execution, delivery, and performance of this Agreement by the Company does not and will not: (i) violate, conflict with, or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or any subsidiary; (ii) conflict with or violate (or cause an event or condition which could reasonably be expected to result in a material adverse effect as a result of) any law or governmental order applicable to the Company or any subsidiary or any of their respective assets, properties, or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Shares, or on any of the assets or properties of the Company or any subsidiary pursuant to, any contract to which the Company or any subsidiary is a party or by which any of such assets or properties is bound or affected.

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(e) Consents and Approvals. The execution, delivery, and performance of this Agreement by the Company does not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority or any other person; except for the filing of notices of sale in accordance with applicable state securities laws.

(f) Private Offering. Assuming the accuracy of Creditors’ representations in Section 4, the offer, issuance, and sale of the Shares is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the “Securities Act”), and are exempt from registration and qualification, under the registration, permit, or qualification requirements of all applicable state securities laws.

(g) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions contemplated hereby based upon any contract made by or on behalf of the Company.

SECTION 4. Representations and Warranties of Creditors. As an inducement to the Company to enter into this Agreement, the Creditors, individually on their own behalf, hereby represent and warrant to the Company as follows:

(a) Authorization, Execution and Delivery. The execution and delivery of this Agreement by the Creditor, the performance by the Creditor of its obligations hereunder and thereunder, and the consummation by the Creditor of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite action on the part of Creditor. This Agreement has been, and the Release will have been, duly executed and delivered by the Creditor, and (assuming due authorization, execution, and delivery by the Company and each other party thereto) this Agreement constitutes, and at the Release will constitute, a legal, valid, and binding obligation of the Creditor enforceable against the Creditor in accordance with its terms.

(b) No Conflict. The execution, delivery, and performance of this Agreement and Release do not and will not: (i) conflict with or violate any law or governmental order applicable to the Creditor; or (ii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Creditor pursuant to, any contract to which the Creditor is a party or by which any of such assets or properties is bound or affected.

(c) Governmental Consents and Approvals. The execution, delivery, and performance of this Agreement and the Release by the Creditor do not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority.

(d) Investment Purpose, Knowledge and Experience. The Creditor is acquiring the Shares for his own account, not as a nominee or agent, solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Creditor is a director of the Company and, as such, an “accredited investor”, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his purchase of the Shares, is able to bear the economic risk of such investment for an indefinite period of time, and has sufficient financial resources available to support the complete loss of his investment in the Shares.

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SECTION 5. Miscellaneous.

(a) Further Action. Each party shall, promptly after any request therefor by another party and at the sole cost and expense of the party in question, take or cause to be taken all actions, do or cause to be done all things, and execute and deliver or cause to be executed and delivered all documents, instruments, certificates, further assurances, or other papers, which the requesting party may reasonably deem necessary, appropriate, or desirable in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b) Expenses. Except as otherwise provided herein each party hereto shall pay its own costs and expenses, including, without limitation, all fees and disbursements of counsel, incurred by or on behalf of such party in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, that, if a final and binding judgment is obtained by any party to this Agreement against any other party to this Agreement in any action, such judgment debtor shall pay all out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel, accountants, experts, and consultants) incurred by such judgment creditor in connection with or resulting from such action.

(c) Notices. Any notice, request, claim, demand, or other communication given or made hereunder by any party hereto shall be in writing and shall be given or made by delivery in person, or by reputable overnight business courier service, telecopy, or registered or certified mail (postage prepaid, return receipt requested) to the Company at 6400 Richmond Avenue, Houston, Texas 77057 and to the Creditors at their addresses appearing in the Company’s records (or to such other address or telecopier number as such party may hereafter specify for such purpose by notice given in accordance with this paragraph). Any notice, request, claim, demand, or other communication given or made hereunder by telecopy shall be followed promptly by a confirmation copy sent by reputable overnight business courier service. Any notice, demand, request, or other communication hereunder shall be effective upon the earliest of: (i) the receipt thereof by the addressee; (ii) the deposit thereof in the mails of the United States of America; provided, however, that the time period in which any response to any such notice, demand, request, or other communication is required to be given shall commence from the date of receipt thereof by the addressee as evidenced by the return receipt with respect thereto; (iii) the rejection or other refusal of delivery thereof by the addressee or any agent of the addressee; or (iv) the failure of delivery thereof as a result of the addressee’s failure to properly give notice hereunder of any change of its address or telecopier number.

(d) Assignment. Except as otherwise provided herein, no party hereto shall assign its rights or delegate its obligations hereunder by operation of law or otherwise without each other party’s express written consent (which consent may be granted or withheld in such party’s sole and absolute discretion); provided that the Creditors may assign in whole or in part their rights hereunder to any affiliate thereof without the consent of the Company.

(e) Amendment; Waiver. No amendment or restatement hereof or supplement or other modification hereto shall be valid or effective unless such amendment, restatement, supplement, or other modification is in writing, expressly refers hereto, and is signed by each party hereto. No consent to, or waiver, discharge, or release of, any term or provision or breach hereof shall be valid or effective unless such consent, waiver, discharge, or release is in writing, expressly refers hereto, and is signed by the party to be bound thereby, and no such consent, waiver, discharge, or release shall constitute a consent, waiver, discharge, or release of any other term or provision hereof or any subsequent breach hereof, whether or not similar in nature, or a subsequent consent, waiver, discharge, or release of the same term, provision, or breach hereof. No failure to exercise or delay in exercising any right, power, or remedy hereunder by either party hereto, including any failure to insist in any instance upon strict, complete, or timely performance or observance by the other party hereto of any term or provision hereof or obligation hereunder, shall constitute a consent, waiver, discharge, or release of any such right, power, or remedy, and no single or partial exercise of any right, power, or remedy by either party hereto shall preclude any other or further exercise of any such right, power, or remedy.

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(f) Entire Agreement. This Agreement, including all annexes, appendices, exhibits, and schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, covenants, agreements, representations, warranties, undertakings, and understandings, written or oral, and courses of conduct and dealing between the parties hereto, with respect to the subject matter hereof.

(g) Severability. If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in whole or in part by reason of any applicable law or public policy, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

(h) Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, whether express or implied, is intended to or shall confer upon any other person any legal or equitable right, power, or remedy of any kind, nature, or description whatsoever under or by reason hereof; provided, however, that the terms and provisions hereof relating to indemnification of any indemnitee not party hereto shall inure to the benefit of such indemnitee.

(i) Remedies.

(i) All rights, powers, and remedies hereunder of each party hereto shall, to the fullest extent permitted by law, be cumulative and not alternative, and in addition to all other rights, powers, and remedies of such party, whether specifically granted hereunder or otherwise existing under any law, and may be exercised from time to time and as often and in such order as such party may deem necessary, appropriate, or desirable, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy.

(ii) The Company hereby acknowledges that irreparable damage would occur, and the Creditors’ remedies at law would be inadequate, if any term or provision hereof was not performed or observed strictly in accordance herewith, and hereby unconditionally and irrevocably waives any defense that may be available to it that the Creditors’ remedies at law are adequate or that its injuries are not irreparable. The Creditors may, without posting any bond or other security and in addition to any remedy available to it at law, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to it.

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(j) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

(k) Waiver of Jury Trial. Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit, or proceeding (whether based on contract, tort, or otherwise) based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby.

(l) Jurisdiction; Service of Process. Each party hereto hereby unconditionally and irrevocably submits, for itself and its property, to the exclusive jurisdiction of any court of the State of Texas and any federal court of the United States of America, in either case, sitting in the City of Houston and the County of Harris, and any appellate court therefrom (the “Designated Courts”) with respect to any legal actions arising under this Agreement or the transaction contemplated hereby (the “Designated Actions”). All claims with respect to any Designated Action shall be heard and determined in a Designated Court. No party hereto shall commence any Designated Action except in a Designated Court. No party hereto shall, and each party hereto hereby waives any right it may have to: (i) plead or make any objection to the venue of any Designated Court; (ii) plead or make any claim that any Designated Action brought in any Designated Court has been brought in an improper or otherwise inconvenient forum; (iii) plead or make any claim that any Designated Court lacks personal jurisdiction over it; or (iv) seek any punitive damages in any Designated Action. Any final governmental order in any Designated Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The summons and complaint or any other process in any Designated Action may be served by mailing to any of the addresses set forth herein or by hand delivery to an individual of suitable age and discretion at any such address, and any such service shall be deemed to be complete on the date such process is so mailed or delivered and to have the same force and effect as personal service within the State of Texas.

(m) Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning, construction, or interpretation of any term or provision hereof.

(n) Exhibits. Each annex, appendix, exhibit, and schedule hereto is hereby incorporated herein by reference in its entirety.

(o) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement with the same effect as if such signatures were upon the same instrument.

(p) Delivery Via Telecopier. Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.

NIGHTCULTURE, INC. (the “Company”)

By:	/s/ Michael Long
Name:	Michael Long
Title:	Chief Executive Officer

By:	/s/ Michael Long
Michael Long
(“Creditor”)

By:	/s/ Surain Adyanthaya
Surain Adyanthaya
(“Creditor”)

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